UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2025

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Share Exchange Agreement with Evtec Aluminium Limited

As first reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2023, Blackboxstocks Inc., a Nevada corporation (the “Company”), and Evtec Aluminium Limited, a company registered in England and Wales (“Evtec”), and the shareholders of Evtec entered into that certain Share Exchange Agreement executed on December 12, 2023 (the “Original Share Exchange Agreement”), as amended by that certain First Amendment to Share Exchange Agreement dated July 3, 2024 (the “Share Exchange Agreement Amendment”, and together with the Original Share Exchange Agreement, the “Share Exchange Agreement”), the closing of which would have resulted in Evtec becoming a wholly owned subsidiary of the Company.

On January 13, 2025, pursuant to Section 8.1 of the Share Exchange Agreement, the Company and Evtec entered into a termination agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the Share Exchange Agreement. As a result of the Termination Agreement, the Share Exchange Agreement will be of no further force an effect (other than certain customary limited provisions that survive termination pursuant to the terms of the Share Exchange Agreement) and any ancillary agreements entered into in connection with the Share Exchange Agreement will also automatically terminate in accordance with their respective terms.

Accordingly, the Company intends to submit an Application for Withdrawal of Registration Statement to the Commission to withdraw its Registration Statement on Form S-4 (File No. 333-279351), together with all exhibits thereto, originally filed with the Commission on May 13, 2024, as amended by the Company’s Registration Statement on Form S-4/A, together with all exhibits thereto, filed with the Commission on July 16, 2024 (the “Registration Statement”).

The foregoing description of the Share Exchange Agreement is qualified in its entirety by the terms and conditions of the full text of the Original Share Exchange Agreement, which was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K with the Commission on December 18, 2023, and the terms and conditions of the full text of the Share Exchange Agreement Amendment, which was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K with the Commission on July 3, 2024, each of which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On January 17, 2025, the Company issued a press release announcing the termination of the Share Exchange Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference to the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibit	Description
10.1	Termination Agreement dated as of January 13, 2025, by and among Blackboxstocks Inc. and Evtec Aluminium Limited
99.1	Press release dated January 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2025	Blackboxstocks Inc.

	By:	/s/ Gust Kepler
Gust Kepler President and Chief Executive Officer